--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 8, 2001


                         PRECIS SMART CARD SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          OKLAHOMA                      001-15667                 73-1494382
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


            2500 SOUTH MCGEE DRIVE, SUITE 147
                 OKLAHOMA CITY, OKLAHOMA                             73072
         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (405) 292.4900


--------------------------------------------------------------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Pursuant to the Agreement and Plan of Merger dated March 23, 2001 (the "Merger Agreement"), on June 8, 2001, The Capella Group, Inc., a Texas corporation ("Capella Group"), merged with and into Precis-Capella Group Acquisition, Inc., an Oklahoma corporation ("Merger Sub") and became a wholly-owned subsidiary of Precis Smart Card Systems, Inc. (the "Merger-Acquisition"). Pursuant to the Merger Agreement, Precis Smart Card Systems, Inc. (the "Company") paid or issued and delivered to the shareholders of Capella Group at closing the following:

(i)      2,775,000 shares of the Company's common stock;

(ii)     $2,271,609 in immediately available funds; and

(iii)    promissory notes in the aggregate principal sum of $1,000,000.

Furthermore, Judith H. Henkels and her designee Bobby R. Rhodes became directors of the Company on June 8, 2001. Until all of the shares of common stock that are deliverable under the terms of the Merger Agreement (which is anticipated to be on or before April 30, 2002), Ms. Henkels and Mr. Rhodes will serve as members of the Company's Board of Directors as the designees of Ms. Henkels. In the event of the resignation or death of Ms. Henkels or Mr. Rhodes, a person designated by Ms. Henkels (or her successors in interest in the event she is deceased) will be named as a director to fill the vacancy created by the resignation or death.

         Moreover, as a condition of the Merger Agreement and pursuant to the Third Amendment of the Agreement and Plan of Merger dated March 21, 2000, Paul A. Kruger and Mark R. Kidd, the former shareholders of Foresight, Inc., waived their rights to receive additional shares of the Company's common stock based upon our consolidated net income before tax expense (as adjusted) for the years 2002 and 2003. In consideration for this waiver and agreement, the Company issued and delivered 1,250,000 shares of our common stock to Messrs. Kruger and Kidd at closing of the merger-acquisition of Capella Group and agreed to issue and deliver one share of the Company's common stock for each $1.00 that the Company's consolidated income before tax expense (as adjusted) for 2001 exceeds $1,750,000, assuming the merger-acquisition of Capella Group was completed on January 1, 2001.

         The following table presents, as of June 8, 2001, information related to the beneficial ownership of the Company's common stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's executive officers and directors as a group, together with their percentage holdings of the outstanding shares. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated, and there are no family relationships amongst the Company's executive officers and directors. For purposes of the following table, the number of shares and percent of ownership of the Company's outstanding common stock that the named person beneficially owns include shares of the Company's common stock that the person has the right to acquire before August 7, 2001 pursuant to exercise of stock options, warrants and conversion of the outstanding series A convertible preferred stock, and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

                                                                                          SHARES       PERCENT OF
                                                                                       BENEFICIALLY   OUTSTANDING
NAME (AND ADDRESS) OF BENEFICIAL OWNER                                                   OWNED(1)     SHARES(1)(2)
--------------------------------------                                                 ------------  --------------
Judith H. Henkels(3)................................................................      2,025,000        28.3%
   2032 North Highway 360
   Grand Prairie, Texas 75050

Paul A. Kruger(4)...................................................................      1,647,917        23.4%
    2500 South McGee Drive, Suite 200
    Norman, Oklahoma 73072

Michael R. Morrisett................................................................        270,401         3.9%
    8626 South Florence Avenue
    Tulsa, Oklahoma 74137

Bobby R. Rhodes(5)..................................................................        250,000         3.6%

Mark R. Kidd(6).....................................................................        153,750         2.2%

Larry E. Howell(7)..................................................................        110,000         1.6%

John Simonelli(7)...................................................................        110,000         1.6%

Kent H. Webb, M.D.(7)...............................................................        107,018         1.6%

Lyle W. Miller(7)...................................................................         10,000           *

Michael E. Dunn(8)..................................................................         12,000           *

Executive Officers and Directors as a group
    (of nine persons)(9)............................................................      4,425,685        60.0%

------------------------

 *       The percentage is less than 1.0%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of the named person to acquire the shares on or before August 7, 2001 are treated as outstanding for determining the amount and percentage of common stock owned by the named person. Based upon Company's knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.
(2) The percentage shown was rounded to the nearest one-tenth of one percent, based upon 6,875,000 shares of common stock being outstanding.
(3) Ms. Henkels is an executive officer and a director of the Company. The beneficially owned shares and percentage include 1,500,000 shares of common stock owned by Judith H. Henkels, 250,000 shares of common stock owned by Leland S. Chaffin, Jr. (who is Ms. Henkels' husband), 225,000 shares of common stock owned by the Trust Under The Capella Group, Inc. IMR 2001 Bonus Plan and 50,000 shares of common stock owned by the Trust Under The Capella Group, Inc. Employee 2001 Bonus Plan both of which Ms. Henkels is trustee.
(4) Mr. Kruger is an executive officer and a director of the Company. The beneficially owned shares and the percentage include 166,667 shares of common stock into which the Series A Preferred Stock may be converted and 10,000 shares of common stock issuable upon exercise of stock options.
(5)      Mr. Rhodes is a director of the Company.
(6) Mr. Kidd is an executive officer and a director of the Company. The beneficially owned shares and percentage include 10,000 shares of common stock issuable upon exercise of stock options.
(7) The named person is a director of the Company. The beneficially owned shares and percentage include 10,000 shares of common stock issuable upon exercise of stock options.
(8) Mr. Dunn is a director of the Company. The beneficially owned shares and the percentage include 10,000 shares of common stock issuable upon exercise of stock options and 2,000 shares of common stock that Dunn Swan & Cunningham (of which Mr. Dunn is President) is entitled to receive but have not been issued.

(9) The beneficially owned shares and the percentage include (i) 250,000 shares of common stock owned by Leland S. Chaffin, Jr., who is Ms. Henkels' husband, (ii) 225,000 shares of common stock owned by the Trust Under The Capella Group, Inc. IMR 2001 Bonus Plan of which Ms. Henkels is trustee, (iii) 50,000 shares of common stock owned by the Trust Under The Capella Group, Inc. Employee 2001 Bonus Plan of which Ms. Henkels is trustee, (iv)166,667 shares of common stock into which the series A preferred stock held by Mr. Kruger may be converted, (v) 70,000 shares of common stock issuable upon exercise of stock options and (vi) 2,000 shares of common stock that Dunn Swan & Cunningham (of which Mr. Dunn is President) is entitled to receive but have not been issued.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

GENERAL

         Pursuant to the Agreement and Plan of Merger dated March 23, 2001 (the "Merger Agreement"), on June 8, 2001, The Capella Group, Inc., a Texas corporation ("Capella Group"), merged with and into Precis-Capella Group Acquisition, Inc., a Texas corporation ("Merger Sub") and became a wholly-owned subsidiary of the Company (the "Merger-Acquisition"). The name of the Merger Sub was also changed to The Capella Group, Inc. The Merger Agreement was approved at the Company's annual shareholders meeting held on June 8, 2001. The Merger-Acquisition was accounted for under the purchase method of accounting.

BUSINESS OF THE CAPELLA GROUP

         Capella Group offers savings on healthcare services throughout the United States to persons who are under-insured, a population encompassing over 120 million people. Capella Group offers these savings by accessing the same preferred provider organizations, known as PPO's, which are utilized by insurance companies providing healthcare coverage. These networks provide savings of 10% to 80% on all types of medical related expenses, including those of doctors, hospitals, ancillary service providers, dentists, vision care centers, pharmacies, chiropractors, alternative care providers, mail order hearing aids, laser eye surgery, air ambulance and veterinarians.

         These programs also include a 24-hour nurse hotline and savings on legal services. The Precis Instacare emergency medical card has also recently been added to the programs. Program pricing ranges from $9.95 to $54.95 per month depending on the program elements selected.

         Capella Group's programs are sold primarily through a network marketing strategy under the name Care Entree. Capella Group also offers its programs through a number of companies under their names and private labels. The Care Entree programs are designed to benefit health care providers as well as the network members. Providers commonly give reduced or preferred rates to preferred provider organization networks in exchange for steerage of patients; however, the providers must still file claim forms and wait 30 to 60 days to be paid for their services. The Care Entree programs utilize these same preferred provider organization networks to obtain the same savings for its program members; however, the healthcare providers are paid immediately for their services and are not required to file claim forms. Capella Group provides transaction facilitation services to both the program member and the healthcare provider. As of March 31, 2001, Capella Group had approximately 83,028 people utilizing its programs.

         Pursuant to the Merger Agreement,

o At closing of the Merger-Acquisition, the shareholders of Capella Group were paid $2,271,609 in immediately available funds, issued and delivered promissory notes in the aggregate sum of $1,000,000, and issued and delivered 2,775,000 shares of the Company's common stock;

o The Company agreed to issue to the shareholders of Capella Group one share of the Company's common stock for each dollar of Capella Group's income before tax expense (increased by certain adjustments) during 2001, assuming the Merger-Acquisition was completed on January 1, 2001, in excess of $1,275,000 reduced by the lesser of (i) 25,000 shares of our common stock or (ii) one share of the Company's common stock for each $4.00 of income before tax expense of Capella Group (as adjusted) (assuming the merger-acquisition was completed on January 1, 2001) in excess of $2,500,000;

o The Company agreed to contribute to the Trust Under The Capella Group, Inc. IMR 2001 Bonus Plan on or before March 31, 2002, the lesser of (i) 25,000 shares of our common stock or (ii) one share of the Company's common stock for each $4.00 of income before tax expense (as adjusted) of Capella Group (assuming the merger-acquisition was completed on January 1, 2001) in excess of $2,500,000; and

o Until all of the shares of common stock have been delivered under the terms of the Merger Agreement (approximately until April 30, 2002),

         o Judith Henkels and her designee will serve as members of our board of directors, which will increase our board to nine members, and

         o in the event of the resignation or death of Ms. Henkels or her designee, a person designated by Ms. Henkels (or her successor in interest in the event she is deceased) will be named as a director to fill the vacancy created by the resignation or death.

         Furthermore, as a condition of the Merger Agreement, Paul A. Kruger and Mark R. Kidd, the former shareholders of Foresight, Inc. waived their rights to receive additional shares of common stock based upon the Company's consolidated net income before tax expense (as adjusted) for the years 2002 and 2003. In consideration for this waiver, at closing of the merger-acquisition of Capella Group, the Company issued and delivered 1,250,000 shares of the Company's common stock to Messrs. Kruger and Kidd and agreed to issue and deliver one share of common stock for each $1.00 that our consolidated income before tax expense (as adjusted) for 2001 exceeds $1,750,000, assuming Merger-Acquisition was completed on January 1, 2001.

         The shares of common stock were issued without registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and the applicable state securities act. The shares of common stock issued or that may be issued to the former shareholders of Capella Group pursuant to the Merger Agreement and to the former shareholders of Foresight are "restricted securities" as defined under Rule 144 of the Securities Act of 1933, as amended. These shares are not freely transferable; however, they may be resold in compliance with the applicable holding period, volume, manner-of-sale and notice requirements of Rule 144. For purposes of Rules 144 and 145 of the Securities Act of 1933, the former shareholders of Capella Group are considered to have acquired their shares on June 8, 2001 and the former shareholders of Foresight are considered to have acquired their shares on December 7, 2000, which is the commencement date of the one- and two-year holding periods of these shares for purposes of Rule 144.

MATERIAL INTERESTS OF MANAGEMENT MEMBERS

         Paul A. Kruger, the Company's Chief Executive Officer and Chairman, and Mark R. Kidd, the Company's Chief Financial Officer, Secretary and Treasurer and a Director, received

o 1,250,000 shares of the Company's common stock in their capacities as former shareholders of Foresight at closing of the Merger-Acquisition and

o are entitled to receive one share of the Company's common stock for each dollar of Capella Group's and the Company's combined and consolidated 2001 net income before tax expense (plus the goodwill amortization attributable to the acquisition of Foresight) in excess of $1,750,000.

         Furthermore, each of Larry E. Howell and John Simonelli, both serving as directors of the Company, are entitled to receive a fee pursuant to their consulting agreements with the Company, based upon value of the merger consideration delivered to Capella Group shareholders.

         As a condition of the Merger Agreement, the Company entered into employment agreements with each of Judith H. Henkels, John F. Luther, Mary L. Kelly, Bobby R. Rhodes, and Leland S. Chaffin, Jr. Each agreement is for a three-year term; however, the term is automatically extended for additional one-year terms, unless the Company or the employee gives six-month advance notice of termination. These agreements provide, among other things,

o an annual base salary of $150,000 (increasing to $160,000 in 2002) for Ms. Henkels, $85,000 (increasing to $95,000 in 2002) for Ms. Kelly and Messrs. Luther, Rhodes and Chaffin;

o setting aside an amount equal to 15% of Capella Group's earnings before interest and taxes to be distributed to employees and officers of Capella Group at the discretion of its Board of Directors;

o entitlement to fringe benefits including medical and insurance benefits and participation in our 401(k) plan and MSA plan and any other benefit plan we establish; and

o limited salary continuation during any period of temporary or permanent disability, illness or incapacity to substantially perform the services required under the agreement or in the event of employee's death.

These agreements require the employee to devote the required time and attention to the business and affairs necessary to carry out her or his respective responsibilities and duties. The employee may hold executive positions with other entities and own interests in, manage or otherwise operate other businesses, so long as the employee does not directly compete with the Company. Each agreement may be terminated by the employee upon 90-day advance notice or by the Company upon 30-day advance notice for "good cause" or failure to correct of any breach or default within the 30 days. "Good cause" includes commitment of a felony (excepting any felony traffic offense) or any crime directly related to the employment which causes a substantial detriment to us, actions contrary to our best interest, willful failure to take actions permitted by law and necessary to implement our written policies, continued failure or refusal to attend to duties, or willful misconduct materially and demonstrably injurious to the Company, financially or otherwise.

ITEM 5.  OTHER EVENTS.

         On June 18, 2001, the Company filed with the Secretary of State of the Sate of Oklahoma an amendment to its Certificate of Incorporation changing its name to "Precis, Inc." On the same date the Company also filed the Restated Certificate of Incorporation with the Secretary of State of Oklahoma that incorporated the prior amendments and supplements to the Company's Certificate of Incorporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS AND EXHIBITS.

         The audited financial statements of Capella Group for the years ended December 31, 1999 and 1998 and for the years then ended and the unaudited financial statements of Capella Group as of March 31, 2001 and for the three months then ended are incorporated by reference to pages F-3 through F-14 appearing in the Company's Schedule A (Proxy Statement) filed with the Commission on May 16, 2001.

         (b)  PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma financial statements giving effect to the acquisition of Capella Group by the Company will be provided by amendment of this Report on or before August 22, 2001.

         (c) EXHIBITS.

         2.1 Agreement and Plan of Merger, among Registrant, Precis-Capella Group, Inc., The Capella Group, Inc., Judith H. Henkels, John
                  F. Luther, Mary L. Kelly, Bobby R. Rhodes, Leland S. Chaffin, Jr., Trust Under the Capella Group, Inc. IMR 2001 Bonus Plan and Trust Under the Capella Group, Inc. Employee 2001 Bonus Plan, dated March 23, 2001, incorporated by reference to the
                  Schedule 14A filed with the Commission on May 16, 2001.

         2.2 Third Amendment to Agreement and Plan of Merger, amongst Registrant, Precis-Foresight Acquisition, Inc., Paul A. Kruger and Mark R. Kidd, dated June 8, 2001.

         3.1 Second Amendment to the Certificate of Incorporation of Registrant, dated and filed with the Secretary of State of the State of Oklahoma on June 18, 2001.

         3.2 Restated Certificate of Incorporation of Registrant, dated and filed with the Secretary of State of Oklahoma on June 18, 2001.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PRECIS SMART CARD SYSTEMS, INC.
                             (Registrant)


                             By: /s/ MARK R. KIDD
                                ----------------------------------
                                       Mark R. Kidd
                                       Vice President

Date: June 22, 2001